Exhibit 23.2



                     [Letterhead of McGladrey & Pullen, LLP]







To the Board of Directors
North Central Bancshares, Inc.
Fort Dodge, Iowa

We consent to the incorporation by reference in the Registration Statement on Form S-8 of North Central Bancshares, Inc., which incorporates by reference a previously filed Registration Statement on Form S-8 (File No. 333-33089), pertaining to the North Central Bancshares, Inc. 1996 Stock Option Plan, of our report dated February 2, 2001, which appears in the annual report on Form 10-K of North Central Bancshares, Inc. and subsidiaries for the year ended December 31, 2000.



                                            /s/ McGLADREY & PULLEN, LLP
                                            ---------------------------
                                            McGLADREY & PULLEN, LLP


Des Moines, Iowa
February 7, 2002